Exhibit 99.1

Bright Mountain Media Acquires Insights and Agency Divisions From Big Village

Insights and Agency expected to add approximately $50 million of annualized revenue

Bright Mountain Media expands its web portfolio and adds data-driven insight capabilities

BOCA RATON, FL – April 20, 2023 - Bright Mountain Media (OTCQB: BMTM) (“Bright Mountain” or the “Company”), a global holding company with current investments in digital media technology and publishing, today announced the acquisition of two critical business units of Big Village. Bright Mountain will add Big Village’s Insights and Agency divisions to its portfolio. The Company acquired the Big Village assets for approximately $20 million, plus assumed liabilities, in an all-cash transaction funded by a senior secured credit facility. The assets are expected to add approximately $50 million of annualized revenue and be immediately accretive to 2023 Adjusted EBITDA through revenue and cost synergies.

By combining Big Village’s proprietary insights and award-winning creative and media divisions with Bright Mountain Media’s existing premium publishing and ad technology, the Company expects to maximize value to clients, delivering a full spectrum of advertising, marketing, and media services under one roof.

Commenting on the transaction Bright Mountain Media CEO Matt Drinkwater said, “Data and consumer insights are foundational to any marketers’ success. Big Village’s Insights division has built a strong reputation for marrying traditional research methodologies and behavioral data with modern analytics that get to the heart of the consumer. This acquisition provides true data-driven insights that align with our long-term growth strategy and underscores our commitment to delivering exceptional quality and value to our customers.”

“From understanding consumer behavior to crafting creative strategy, to implementing and optimizing media investments, we can now provide a holistic view of target audiences, ultimately powering our customers’ creative and media strategies to deliver business results.”

Mr. Drinkwater continued: “We look forward to integrating the diverse talent and innovative thinking of both business units to drive growth, innovation, and success for our entire set of collective clients. We are confident that we will continue to set the standard for excellence in the marketing and media industry.”

The Big Village acquisitions round out a growing portfolio of Bright Mountain Media offerings, including a robust stack of programmatic technology and Wild Sky Media, a collection of high-profile owned and operated audience destinations offering global reach through engaging content and multicultural audiences.

About Bright Mountain

Bright Mountain Media, Inc. (OTCQB: BMTM) is an end-to-end digital media and advertising services platform, efficiently connecting brands with targeted consumer demographics through the removal of middlemen in the advertising services process. The company’s publishing division, led by Wild Sky Media, offers significant global reach through engaging content and multicultural audiences, telling unique stories of our most diverse generation. The company’s robust portfolio of websites includes Mom.com, CafeMom, LittleThings, MamásLatinas and many more. For more Information, please visit www.brightmountainmedia.com.

About Big Village

Big Village is a global marketing and media company. Driven by its diverse group of experts, Big Village provides a new way of working by bringing media, insights, and creative all under one roof. Big Village is headquartered in Princeton, New Jersey with offices across North America. Find out more at https://big-village.com/.

Forward-Looking Statements for Bright Mountain Media, Inc.

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties. Such forward-looking statements can be identified by the use of words such as “should,” “may,” “intends,” “anticipates,” “believes,” “estimates,” “projects,” “forecasts,” “expects,” “plans,” and “proposes,” and similar words. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including, without limitation, statements made with respect to expectations of our ability to successfully integrate acquisitions, and the realization of any expected benefits from such acquisitions. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” in Bright Mountain Media, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 as filed with the Securities and Exchange Commission (“SEC”) on March 29, 2023 and our other filings with the SEC. Bright Mountain Media, Inc. does not undertake any duty to update any forward-looking statements except as may be required by law.

Bright Mountain Contact

Brian M. Prenoveau, CFA

MZ North America

561-489-5315

BMTM@mzgroup.us